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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 333-43001) and related Prospectus of Intermedia Communications Inc. for the registration of $260,250,000 8 7/8% Series B Senior Notes due 2007 and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the consolidated financial statements of DIGEX, Incorporated included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland

January 13, 1998